                                                                  EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of December 22, 2000 between Integra LifeSciences Holdings Corporation, a Delaware corporation ("Company"), and Stuart M. Essig ("Executive").

                                   BACKGROUND

         A. Since December 1997, the Executive has served as the Company's President and Chief Executive Officer pursuant to the terms and conditions of an Employment Agreement dated as of December 27, 1997 between the Company and the Executive (the "Prior Employment Agreement"). Pursuant to the Prior Employment Agreement, among other things, the Executive was issued (a) a non-qualified stock option to purchase 1,000,000 shares of Common Stock of the Company (which now represents the option to purchase 500,000 shares after giving effect to the Company's one-for-two reverse split of its Common Stock on May 18, 1998) (the "Original Company Stock Option") and (b) a fully-vested equity-based signing award bonus in the form of 2,000,000 restricted units (which now represents 1,000,000 restricted units after giving effect to the Company's one-for-two reverse split of its Common Stock on May 18, 1998) (the "Original Restricted Units") pursuant to a Restricted Units Agreement dated as of December 27, 1997 (the "Original Restricted Units Agreement"). Pursuant to the registration rights provisions attached as EXHIBIT B to the Prior Employment Agreement (the "Original Registration Rights Provisions"), Executive is entitled to certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Original Company Stock Option and issuable with respect to the Original Restricted Units Agreement.

         B. Company and Executive now wish to amend the terms and conditions of the Prior Employment Agreement to provide for the continued employment of Executive by the Company on the terms and conditions contained in this Agreement, which shall supercede and replace the Prior Employment Agreement to the extent provided herein.

         C. Executive will continue to be substantially involved with Company's operations and management and will continue to learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition agreement and other restrictive covenants contained in Section 7 of this Agreement constitute essential elements hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                      TERMS

SECTION 1.  CAPACITY AND DUTIES

              1.1 CONTINUATION OF EMPLOYMENT. Company hereby continues to employ Executive and Executive hereby accepts the continued employment by Company for the period and upon the terms and conditions hereinafter set forth.


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              1.2 CAPACITY AND DUTIES.

                  (a) Executive shall serve as President and Chief Executive Officer of Company. Executive shall perform such other duties and shall have such authority consistent with his position as may from time to time be specified by the Board of Directors of Company (the "Board"). Executive shall report directly to the Board and shall perform his duties for Company principally at Company's office in Plainsboro, New Jersey, except for travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder. If Richard E. Caruso ("Caruso") is no longer Chairman of the Board for any reason and, unless Executive agrees in writing not to serve in such capacity, Executive shall be appointed as Chairman of the Board.

                  (b) Executive shall devote substantially all his working time, energy and attention (other than absences due to illness or vacation) to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not impair the performance by Executive of his duties and responsibilities hereunder or violate Sections 7.1, 7.2 or 7.3 of this Agreement, to (i) manage Executive's personal, financial and legal affairs, and (ii) to serve on civic or charitable boards or committees (it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated (each of which has been disclosed to the Company prior to the execution of this Agreement or will be disclosed promptly thereafter), as of the Commencement Date (as defined below), shall be deemed not to interfere or conflict with the performance by Executive of his duties and responsibilities under this Agreement). The Company hereby agrees to add to the Board one or two chief executive officers of other entities who are reasonably acceptable to Executive as Board members.

SECTION 2.  TERM OF EMPLOYMENT

              2.1 TERM. The term of Executive's employment hereunder shall commence on the date hereof (the "Commencement Date") and continue until December 31, 2005, as further extended or unless sooner terminated in accordance with the other provisions hereof (the "Term"). Except as hereinafter provided, on December 31, 2005 and on each subsequent one-year anniversary thereof, the Term shall be automatically extended for one year unless either party shall have given to the other party written notice of termination of this Agreement at least six months prior to such anniversary. If written notice of termination is given as provided above, Executive's employment under this Agreement shall terminate on the last day of the then-current Term.

SECTION 3.  COMPENSATION

              3.1 BASIC COMPENSATION. As compensation for Executive's services during the period from the Commencement Date through December 31, 2001, Company shall pay to Executive a salary at the annual rate of $325,000, and during the twelve-month period ending December 31, 2002, the Company shall pay to Executive a salary at the annual rate of $400,000, in each case payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Commencing with the twelve-month period ending December 31, 2003 and for each subsequent twelve-month period of Executive's employment hereunder, Executive's salary shall be in the amount of his annual salary for the immediately preceding twelve-month period with such increases, if any, as may be established by the Board, provided that in no event shall Executive's salary in any such twelve-month period be less than the product of Executive's salary for the immediately preceding twelve-month period multiplied by a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers for all items for the New York metropolitan area (the "CPI") for the last month in the immediately preceding twelve-month period, and the


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denominator of which is the CPI for January 2002. Executive's annual salary, as determined in accordance with this Section 3.1, is hereinafter referred to as his "Base Salary."

              3.2 STOCK OPTIONS.

                  (a) The Company shall grant to Executive on December 22, 2000
(i) a non-qualified stock option under the Company's 1999 Stock Option Plan (the "1999 Plan") to purchase Two Hundred Fifty Thousand (250,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price equal to the fair market value of the Common Stock (the "1999 Plan Stock Option") and (ii) a non-qualified stock option under the Company's 2000 Equity Incentive Plan (the "2000 Plan") to purchase Two Hundred Fifty Thousand (250,000) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock (the "2000 Plan Option"; each of the 2000 Plan Option and the 1999 Plan Option are sometimes referred to herein as "Additional Company Stock Option"). Each Additional Company Stock Option shall have a term until December 21, 2010 and shall be granted on the other terms and conditions set forth in the Stock Option Grant and Agreements attached as EXHIBITS A-1 and A-2 hereto. In the event of any inconsistency between the terms of this Agreement and the Company Stock Option Grant and Agreements, the Company Stock Option Grant and Agreements shall govern.

                  (b) The Company hereby represents and warrants to Executive that (i) the 1999 Plan has and will have sufficient shares available to effect the grant and exercise of the 1999 Plan Option, and the 1999 Plan has been approved by the Company's stockholders, (ii) the 2000 Plan has and will have sufficient shares available to effect the grant and exercise of the 2000 Plan Stock Option, and the 2000 Plan has been approved by the Company's stockholders,
(iii) each Additional Company Stock Option has been properly authorized and approved by the Board and/or its stock option committee, (iv) the issuance of the Company Stock underlying each Additional Company Stock Option will be registered on Form S-8 and (v) stockholder approval is not required to grant either Additional Company Stock Option.

                  (c) The Company hereby further represents and warrants to Executive that (i) the Company's Restated and Amended 1996 Incentive Stock Option and Non-Qualified Stock Option Plan (the "1996 Plan") has and will have sufficient shares available to effect the grant and exercise of the Original Company Stock Option, and the 1996 Plan has been approved by the Company's stockholders, (ii) the Original Company Stock Option has been properly authorized and approved by the Board and/or its stock option committee, (iii) the issuance of the Common Stock underlying the Original Company Stock Option will be registered on Form S-8 and (iv) the Company obtained written consent from the holders of a majority of its voting stock in December 1997 to permit the grant of the Original Company Stock Option under the 1996 Plan and neither a stockholder meeting nor further stockholder approval was required to grant the Original Company Stock Option.

                  (d) The Company at its expense hereby undertakes and agrees, upon the written request of Executive, to as soon as practicable put an effective shelf-registration in place in favor of Executive in respect of the Common Stock underlying each Additional Company Stock Option and the Additional Restricted Units (as defined in Section 3.3), subject to the terms of EXHIBIT B hereto (the "Additional Registration Rights Provisions").

              3.3 RESTRICTED UNITS SIGNING AWARD BONUS; ORIGINAL RESTRICTED
UNITS.

                  (a) The Company shall issue to Executive on December 22, 2000 a fully-vested equity-based signing award bonus in the form of 1,250,000 restricted units (the "Additional Restricted Units") pursuant to the 2000 Plan and the terms and conditions set forth in the Restricted Units Agreement attached as EXHIBIT C hereto. In the event of any inconsistency between the terms of this Agreement and the


                                      -3-

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Restricted Units Agreement, the Restricted Units Agreement shall govern. The shares underlying the Additional Restricted Units (the "Additional Unit Shares") shall be delivered to Executive on January 1, 2006 if Executive is still employed by the Company on December 31, 2005 unless the Additional Unit Shares shall have been previously delivered to Executive pursuant to Section 5 upon the occurrence of a Change in Control (as defined in Section 6.1); provided, however, that during the 20-year period ending June 30, 2025, Executive shall have the right to defer delivery of the Additional Unit Shares on as many occasions as Executive determines from time to time by giving written notice to the Company no less than six months prior to the next scheduled delivery date for such Additional Unit Shares (but in no event shall Executive defer delivery of the Additional Unit Shares beyond June 30,
2025). In the event that Executive's employment is terminated prior to December 31, 2005, the Additional Unit Shares shall be delivered to Executive as provided in Section 4 below unless the Additional Unit Shares shall have been previously delivered to Executive pursuant to Section 5 upon the occurrence of a Change in Control.

                  (b) The shares underlying the Original Restricted Units (the "Original Unit Shares") shall be delivered to Executive on January 1, 2002 if Executive is still employed by the Company on December 31, 2001 unless the Original Unit Shares shall have been previously delivered to Executive pursuant to a Triggering Event under Section 5; provided, however, that Executive shall have the right, by giving written notice to the Company no less than six months prior to such delivery date, to defer such delivery for a period of up to six years. In the event that Executive's employment is terminated prior to December 31, 2001, the Original Unit Shares shall be delivered to Executive as provided in Section 4 below unless the Original Unit Shares shall have been previously delivered to Executive pursuant to a Triggering Event under Section 5.

                  (c) The Company hereby represents and warrants to Executive that (i) in December 1997 the Company obtained written consent from the holders of a majority of its voting stock to permit the grant of the Original Restricted Units and the distribution of the Original Unit Shares and neither a stockholder meeting nor further stockholder approval was required to grant the Original Restricted Units or to distribute to Executive the Original Unit Shares, (ii) stockholder approval is not required to grant the Additional Restricted Units or to distribute to Executive the Additional Unit Shares, (iii) the 2000 Plan has and will have sufficient shares available to effect the distribution of the Additional Unit Shares, (iv) the Additional Restricted Units have been properly authorized and approved by the Board and/or its stock option committee and (v) the issuance of the Additional Unit Shares underlying the Additional Restricted Units will be registered on Form S-8.

              3.4 EMPLOYEE BENEFITS; PERFORMANCE BONUS. During the Term, Executive shall be entitled to participate in such of Company's employee benefit plans and benefit programs, including medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, as may from time to time be provided by Company for its senior executives. In addition, during the Term Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives, including the right to participate in any annual incentive or long-term performance plans maintained for the benefit of the Company's senior executives, including the right to receive a performance bonus of up to 50% of Executive's Base Salary, based upon the satisfaction of certain performance goals as determined by the Board or the Company's Compensation Committee in its sole discretion.

              3.5 OTHER BENEFITS. During the Term, the Company shall provide Executive with the following benefits:


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

                  (i) the lesser of (A) a $3 million four-year minimum renewable term life insurance policy, and (B) a four-year minimum renewable term life policy purchasable by the Company by paying premium payments of $5,000 per year for such policy;

                  (ii) a Company-provided medical examination on an annual basis at a medical clinic selected by Executive and reasonably satisfactory to the Board; and

                  (iii) use of a lap-top computer for business purposes.

              3.6 VACATION. During the Term, Executive shall be entitled to the number of weeks of vacation per year provided to senior executives of the Company, but in no event less than three weeks per year.

              3.7 COMPANY LOAN. During the Term, upon the written request of Executive, the Company shall disburse to Executive at any time a loan in an amount of up to $500,000. The loan shall be subject to the following terms and conditions:

                  (i) the principal amount of the loan shall be due and payable upon the first to occur of (A) 60 days following Executive's Date of Termination and (B) the fifth anniversary of the loan's date of disbursement;

                  (ii) the loan shall be subject to interest at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date the loan is made;

                  (iii) interest on the loan shall be payable quarterly as set forth in the agreement evidencing such loan;

                  (iv) the agreement evidencing such loan shall contain such additional terms and conditions as are reasonably acceptable to Executive in good faith; and

                  (v) Executive shall not be required to pledge or otherwise hypothecate or encumber any of Executive's personal assets in connection with such loan.

              3.8 EXPENSE REIMBURSEMENT. Company shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time.

SECTION 4.  TERMINATION OF EMPLOYMENT

              4.1 DEATH OF EXECUTIVE. If Executive dies during the Term, Company shall pay to Executive's estate amounts (including Base Salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's employment termination (all such accrued amounts as of Executive's employment termination shall be referred to as "Accrued Obligations") and a lump sum equal to one (1) times Executive's annual rate of Base Salary. To the extent permitted by the Company's benefit plans and programs in effect on the date of such termination, Company shall also provide Executive's spouse and dependents with continued medical, dental, hospitalization and other health care benefits ("Health Benefits") (subject to continued contribution, if any, required by such spouse and dependents for such Health Benefits) for a period of one (1) year from such termination; provided, that if Executive's spouse or dependents cannot continue to participate in the Company programs providing such benefits, the Company shall pay or reimburse any premiums for a health care program for Executive's spouse and dependents that is substantially equivalent to the Company's then-current Health Benefits. Upon Executive's death, (i) the Original Company Stock Option shall immediately vest and shall be exercisable until one year following his death, but in no event beyond December 26, 2007, (ii) the portion of each Additional Company Stock Option that is vested on the date of his death shall be exercisable until the later of (a) one year following his death or (b) December 31, 2005, but in no event beyond December 21, 2010 and (iii) the non-vested portion of each Additional Company Stock Option shall terminate on the date of his death. As promptly as practicable following Executive's death, but in no event later than 90 days following his death, the Original Unit Shares and the Additional Unit Shares shall be distributed to Executive's estate.

              4.2 DISABILITY OF EXECUTIVE. If Executive, in the reasonable opinion of a qualified physician jointly selected by Company and Executive (or a representative of Executive) (a "Qualified Physician"), has been materially unable to perform his duties hereunder for a period of 180 consecutive days by reason of physical or mental illness or disability ("Disability"), then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such Disability (a "Disability Termination"). Until a Disability Termination, he shall continue to receive his full Base Salary and other payments and benefits hereunder. In the event of a Disability Termination, Company shall not thereafter be obligated to make any further payments to Executive hereunder other than (a) Accrued Obligations, (b) the amount that is equal to (x) if such payments are taxable, then-current Base Salary or, alternatively, (y) if such payments are not taxable, the after tax equivalent of the then-current Base Salary, in either case until December 31, 2005, and (c) Health Benefits (subject to continued contributions required by Executive for such benefits) to the extent permitted by the Company's benefit plans and programs in effect on the date of such termination (and the life insurance set forth in Section 3.6(i)) for one (1) year following the Date of Termination (as defined in Section 8.6 herein); PROVIDED, that if Executive, his spouse or his dependents cannot continue to participate in the Company programs providing Health Benefits, the Company shall pay or reimburse the premiums for a health care program for Executive, his spouse and his dependents that is substantially equivalent to the Company's then-current Health Benefits. Following December 31, 2005, Executive shall continue to be entitled to receive long-term disability benefits under the Company's long-term disability program in effect at such time to the extent Executive is eligible to receive such benefits. In the event of a Disability Termination, (i) the portion of the Original Company Stock Option that is vested on the Date of Termination shall be exercisable until one year following the date of termination, but in no event later than December 26, 2007, (ii) the portion of each Additional Company Stock Option that is vested on the Date of Termination shall be exercisable until the later of (a) one year following the date of termination and (b) December 31, 2005, but in no event later than December 21, 2010, (iii) the non-vested portions of the Original Company Stock Option and each Additional Company Stock Option shall terminate on the Date of Termination and (iv) the Original Unit Shares and the Additional Unit Shares shall be distributed to Executive as promptly as practicable (but in no event later than 90 days) following such termination.

              4.3 TERMINATION FOR CAUSE. Executive's employment hereunder shall terminate immediately upon notice (following satisfaction of the procedures set forth below) that the Board is terminating Executive for Cause (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than Accrued Obligations excluding any bonus accruals. If Executive's employment hereunder is terminated for Cause in accordance with this Section 4.3 prior to December 31, 2005, (i) the portion of the Original Company Stock Option that is vested on the Date of Termination shall be exercisable until December 26, 2007, (ii) the portion of each Additional Company Stock Option that is vested on the Date of Termination shall be exercisable until December 21, 2010, (iii) the non-vested portions of the Original Company Stock Option and each Additional Company Stock Option shall terminate on the Date of Termination and (iv) the Additional Unit Shares shall be distributed to Executive on January 1, 2010. In addition, if the Executive's employment is terminated for Cause in


                                    -6-

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accordance with this Section 4.3 prior to December 31, 2001, the Original
Unit Shares shall be distributed to Executive on January 1, 2018. "Cause" shall be limited to the following:

                  (i) willful and continued failure to use reasonable best efforts to substantially perform his duties as President and Chief Executive Officer (other than such failure resulting from Executive's physical or mental illness, in the reasonable opinion of a Qualified Physician, or the failure of Executive to perform such duties during the remedy period set forth in Section 4.4(b) hereof following the issuance of a Notice of Termination by Executive for Good Reason, unless an arbitration panel finds Executive to have acted in bad faith in issuing such Notice of Termination) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not used reasonable best efforts to substantially perform his duties;

                  (ii) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or

                  (iii) conviction or plea of guilty or NOLO CONTENDERE to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

For purposes of this Section 4.3, no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith, giving due consideration to Executive's duties and status as President and Chief Executive Officer of the Company, and without a reasonable belief that the act or omission was in the best interests of the Company or any of its subsidiaries. Cause shall not exist under this Section 4.3 unless and until the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board (excluding Executive for purposes of determining such majority) at a meeting of the Board called and held for such purpose (after reasonable, but in no event less than ten (10) days' notice, to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in this
Section 4.3 and specifying the particulars thereof in detail. This Section 4.3 shall not prevent Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination. The Company must provide notice to Executive that it is intending to terminate his employment for Cause within one hundred and twenty
(120) days after the Company has knowledge of the occurrence of the event it believes constitutes Cause.

If, prior to December 31, 2005, Executive voluntarily leaves his employment with the Company (other than for Good Reason (as defined in Section 4.4(b)) or due to Disability), such voluntary leaving shall not be treated as a breach of this Agreement by Executive and shall not give rise to a claim by the Company for monetary damages, but shall be treated as if it were a termination for Cause under this Section 4.3.


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

              4.4 TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON.

                  (a) If (i) Executive's employment is terminated by the Company for any reason other than Cause or the death or Disability Termination of Executive, or (ii) Executive's employment is terminated by Executive for Good Reason (as defined herein), then (A) the Company shall pay to Executive a lump sum cash payment equal to the sum of (x) the Accrued Obligations and (y) his Base Salary (including the minimum increases provided therein) during the remainder of the then-current Term, (B) the Original Company Stock Option granted to Executive shall become immediately vested on the date of such termination and shall be exercisable through December 26, 2007, (C) each Additional Company Stock Option granted to Executive shall become immediately vested on the date of such termination and shall be exercisable through December 21, 2010 and (D) the Original Unit Shares and the Additional Unit Shares shall be delivered to Executive as soon as practicable (but in no event later than 90 days) following such termination. Further, the Company shall maintain in full force and effect for the continued benefit of Executive, his spouse and his dependents for the remaining balance of the Term the Health Benefits and life insurance programs (including, without limitation, the insurance set forth in Section 3.5(i)) in which Executive, his spouse and his dependents were participating immediately prior to the date of such termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the date of termination; provided, that if Executive, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company shall pay or reimburse the premiums for a health care program for Executive, his spouse and his dependents that is substantially equivalent to the then-current Health Benefits; but further provided, that such Health Benefits shall terminate upon the date or dates Executive receives equivalent coverage and benefits that do not include waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis).

                  (b) "Good Reason" shall mean the following, provided that Executive shall have given written notice thereof to the Company within one hundred and twenty (120) days after Executive has knowledge of the occurrence of the event he believes constitutes Good Reason, and the Company shall have failed to remedy the circumstances within 90 days after receipt of such notice (or acknowledges in writing that Good Reason will not be remedied), except in the case of (iv) and (x) below, in which case the remedy period shall be 15 days, and (viii) below, in which case the remedy period shall be five days :

                  (i) material breach of the Company's obligations hereunder;

                  (ii) any decrease in Executive's salary as increased during the Term (except for decreases that are in conjunction with decreases in executive salaries generally) or a failure by the Company to pay any such amounts when due or any amounts due under Sections 3.1 and 3.4 or the assignment to Executive of duties and/or responsibilities inconsistent with his status as President and Chief Executive Officer of the Company, or a material diminution in the nature of Executive's duties and/or responsibilities, reporting obligations, titles or authority, or the removal of Executive from the Board;

                  (iii) the failure of Executive to be appointed to the positions set forth in Section 1.2(a) or to be appointed as a member of the Board;

                  (iv) the relocation by the Company of Executive's office location to a location more than thirty (30) miles from Princeton, New Jersey, or sixty (60) miles from New York, New York;


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

                  (v) the Company's material breach of the 1996 Plan, the 1999 Plan, the 2000 Plan, the Original Company Stock Option, either Additional Company Stock Option, the Original Restricted Units Agreement or the Additional Restricted Units Agreement;

                  (vi) the Company's material failure to provide the benefits set forth in Sections 3.5 and 3.6 or the failure of the Company to substantially provide any material employee benefits due to be provided to Executive (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers);

                  (vii) the Company's failure to provide in all material respects the indemnification set forth in Section 7.7 of this Agreement;

                  (viii) the failure of any successor in interest of the Company to become bound by the terms of this Agreement in accordance with Section 8.4 below;

                  (ix) Caruso is no longer serving as the Chairman of the Company and, unless otherwise agreed to in writing by Executive, Executive is not appointed to that position; and

                  (x) the Company's failure, after notice from Executive, to initiate the procedures, as soon as practicable, to establish and maintain the registration statements provided for in the Original Registration Rights Provisions and EXHIBIT B hereto.

Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his Disability. Subject to compliance by Executive with the notice provisions of this Section 4.4(b), Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. In the event Executive delivers to the Company a notice of termination for Good Reason, Executive agrees to appear before a meeting of the Board called and held for such purpose (after reasonable notice, but no more than ten days (or four days under (viii) above) at Executive's election) and specify to the Board the particulars as to why Executive believes adequate grounds for termination for Good Reason exist. No action by the Board, other than the remedy of the circumstances within the time periods specified by the first sentence of
Section 4.4(b), shall be binding on Executive.

No termination of Executive without Cause shall be effective unless such termination is in writing pursuant to action by a majority of the Board at a properly constituted meeting thereof.

              4.5 FAILURE TO EXTEND. A failure to extend this Agreement pursuant to Section 2.1 by either party shall not be treated as a termination of Executive's employment for purposes of this Agreement.

              4.6 MITIGATION.

                  (a) Executive shall not be required to mitigate amounts payable under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

                  (b) Amounts owed to Executive under this Agreement, the Original Restricted Units Agreement or the Additional Restricted Units Agreement shall not be offset by any claims the Company may have against Executive (other than an offset for any due and payable loan amount under Section 3.7 and any good faith liquidated dollar claim with respect to a breach of this Agreement) and, except with respect to such loan amount and any good faith liquidated dollar claim as set forth above, the

Company's obligation to make the payments provided for in this Agreement, the Original Company Stock Option Agreement, each Additional Company Stock Option Agreement, the Original Registration Rights Provisions, the Additional Registration Rights Provisions, the Original Restricted Units Agreement and the Additional Restricted Units Agreement, and otherwise to perform its obligations hereunder and under such agreements, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

SECTION 5. ACCELERATION OF ORIGINAL OPTION VESTING AND DELIVERY OF UNIT SHARES

              5.1 TRIGGERING EVENTS.

                  (a) Unless Executive has been terminated for Cause in accordance with Section 4.3 hereof or has voluntarily left his employment with the Company (other than for Good Reason or due to Disability), in each case prior to December 31, 2001, upon the occurrence of (i) a Qualifying Disposition (as defined below) or (ii) a Change in Control (as defined in Section 6.1 below), the Original Company Stock Option shall vest and be exercisable through December 26, 2007 and, notwithstanding any notice of deferral delivered by Executive to the Company pursuant to Section 3.3(b) hereof, the Original Unit Shares shall, at the election of Executive by written notice to the Company, be distributed to Executive at such time or times as specified by Executive in such notice (which may include the date immediately prior to such Triggering Event (as defined below)).

                  For purposes of this Agreement, the following defined terms shall have the following meanings:

                  "Qualifying Disposition" shall mean the disposition by the Caruso Group prior to the Acceleration Expiration Date of an aggregate of at least 4,500,000 shares of the Common Stock (appropriately adjusted for stock splits, stock dividends, reclassifications and other similar changes in the capital structure of the Company after the date hereof) now owned by members of the Caruso Group to anyone other than a member of the Caruso Group.

                  "Caruso Group" shall mean Caruso or trusts or other entities for the benefit of Caruso or his immediate family members.

                  "Acceleration Expiration Date" shall mean the earliest to occur of (A) December 31, 2005, (B) the date the Company consummates an Exempt Business Combination (as defined in Section 6.1(c) hereof) in which the Company is not the surviving corporation and (C) the date that the Company has outstanding greater than 45,000,000 shares of Common Stock (appropriately adjusted for stock splits, stock dividends, reclassifications and other similar changes in the capital structure of the Company after the date hereof) calculated on a fully-diluted basis after giving effect to all outstanding options, warrants, rights and other securities convertible into or exercisable for Common Stock of the Company.

                  "Triggering Event" shall mean either a Qualifying Disposition or a Change in Control.

                  (b) Unless Executive has been terminated for Cause in accordance with Section 4.3 hereof or has voluntarily left his employment with the Company (other than for Good Reason or due to Disability), in each case prior to December 31, 2005, upon the occurrence of a Change in Control each Additional Company Stock Option shall vest and be exercisable through December 21, 2010 and, notwithstanding any notice of deferral delivered by Executive to the Company pursuant to Section 3.3(a) hereof, the Additional Unit Shares shall, at the election of Executive by written notice to the Company, be distributed to Executive at such time or times as specified by Executive in such notice (which may include the date immediately prior to such Change in Control).

SECTION 6.  CHANGE IN CONTROL

              6.1 DEFINITION OF CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred:

                  (a) if the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than Caruso (or any entity controlled by Caruso), the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Agreement, "Company Voting Securities" shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); PROVIDED, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of paragraph (c) of this Section 6.1 shall not be a Change in Control under this paragraph (a); or

                  (b) if individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination; (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; PROVIDED that a Business

Combination that is a tax-free stock for stock merger between the Company and another entity shall not be treated as a Change in Control if Executive is the chief executive officer of the surviving public entity of such Business Combination immediately following its consummation, and such surviving entity remains publicly traded on a national securities exchange or on the NASDAQ (an "Exempt Business Combination"); or

                  (d) upon approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

              6.2 GROSS-UP.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) to or for the benefit of Executive (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The payment of a Gross-Up Payment shall not be conditioned upon the occurrence of a termination of employment.

                  (b) Subject to the provisions of Section 6.2(a), all determinations required to be made under this Section 6.2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent accounting firm as of immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm, if reasonably acceptable to Executive, shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6.2, shall be paid by the Company to Executive within five (5) days of receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make a payment of any Excise Tax (or any additional Excise Tax), the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event of any claim by the Internal Revenue Service for any Excise Tax or additional Excise Tax, the Company shall have the right to control the defense of such claim and Executive shall cooperate and assist the Company in connection therewith as reasonably requested by the Company; provided that all expenses of such claim (including any additional interest or penalties) shall be paid by the Company, and the Company shall indemnify and hold the Executive harmless, on an after-tax basis, for any

Excise Tax or income tax (including any interests and penalties) imposed as a result of such representation and payment of costs and expenses. In addition, Executive will cooperate as reasonably requested by the Company with the Company in making any refund claim for any Excise Tax already paid, and any refunds of any such tax (or any Gross-Up Payments or other payments made by the Company in respect thereof) obtained by the Executive shall be promptly returned to the Company.

                  If the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

SECTION 7.  RESTRICTIVE COVENANTS

              7.1 CONFIDENTIALITY. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of Company obtained or acquired by him while so employed. All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company and, upon termination of employment for any reason, Executive shall deliver to Company, without further demand, all copies thereof which are then in his possession or under his control. No information shall be treated as "confidential information" if it is generally available public knowledge at the time of disclosure or use by Executive.

              7.2 INVENTIONS AND IMPROVEMENTS. Executive shall promptly communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, and improvements to Company for its sole use and benefit, without additional compensation. The provisions of this Section 7.2 shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining, and enforcing patents and copyrights thereon in such countries as Company shall determine.

              7.3 NONCOMPETITION. For a period of two (2) years following the Date of Termination of Executive's employment (other than a termination under Section 4.4(a) or the expiration of the Term), or for a period of one (1) year following the expiration of the Term, Executive shall not directly or indirectly: (i) engage, anywhere within the geographical areas in which the Company is conducting business operations or providing services as of the date of Executive's termination of employment, in the tissue engineering business (the use of implantable absorbable materials, with or without a bioactive component, to attempt to elicit a specific cellular response in order to regenerate tissue or to impede the growth of tissue or migration of cells) (the "Tissue Engineering Business") or in any business the revenues of which constituted at least 30% of the Company's revenues during the six (6) month period prior to the Date of Termination (together with the Tissue Engineering Business, the "Business"); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business; (iii) seek in competition with the business of Company to procure orders from or do business with any customer of Company; (iv) solicit, or contact with a view to the engagement or employment by any person or entity of, any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company to take any action which might be disadvantageous to Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged; and provided, further, that Executive shall not be prohibited from (1) making any investment in, being or becoming a partner, owner, officer, director or employee or agent of, or consultant to, or give financial or other assistance to, any business enterprise (including, without limitation, any investment or venture capital fund or investment bank) that makes or has made any investment in or that provides advisory, financing or underwriting services to any Person or entity engaged in the Business provided that Executive does not render services (whether as an employee, consultant, advisor or otherwise) to the division or portion of such person or entity engaged in the Business or (2) rendering services (including under (1) above) to an entity conducting its business operations or providing services in the Business, if such entity is diversified and Executive does not render services, directly or indirectly, to the division or portion of the entity which is conducting its business operations or providing services in the Business. Executive shall not be prevented from engaging in the activities set forth in
(i) through (vi) above if he terminates employment or his employment is terminated, in each case in accordance with Section 4.4(a) of this Agreement.

              7.4 INJUNCTIVE AND OTHER RELIEF.

                  (a) Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

                  (b) Notwithstanding the equitable relief available to Company, Executive, in the event of a breach of his covenants contained in Section 7 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount up to the amount of all monies received by Executive as a result of said breach. If Executive should use or reveal to any other person or entity any confidential information, such use or revelation would be considered a continuing violation on a daily basis for as long as such confidential information is made use of by Executive.

                  (c) If any provision of Section 7 is determined to be invalid or unenforceable by reason of its duration or scope, such duration or scope, or both, shall be deemed to be reduced to a duration or scope to the extent necessary to render such provision valid and enforceable. In such event, Executive shall negotiate in good faith to provide Company with lawful and enforceable protection that is most nearly equivalent to that found to be invalid or unenforceable.

              7.5 DEFINITION OF "COMPANY." "Company" as used in Section 7 includes all majority-owned subsidiaries of Company.

              7.6 CONTINUING OPERATION. Except as specifically provided in this
Section 7, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

              7.7 INDEMNIFICATION. Executive shall be entitled to indemnification in accordance with the Company's by-laws in effect on the date hereof and to the fullest extent permitted under Delaware law.

SECTION 8.  MISCELLANEOUS

              8.1. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief sought under
Section 7.4 above, shall be settled exclusively by arbitration in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Executive shall be entitled to recover from the Company the amount of his legal fees (and related expenses) in excess of $50,000 in the aggregate in connection with claims or disputes under this Agreement, the Original Company Stock Option, each Additional Company Stock Option, the registration statements provided for in the Original Registration Rights Provisions and EXHIBIT B hereto, the Original Restricted Units Agreement and the Additional Restricted Units Agreement, unless Executive is determined by the arbitrator or a court to have acted frivolously or in bad faith with respect to such claim or dispute. The reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

              8.2. PRIOR EMPLOYMENT. Executive represents and warrants that his acceptance of employment at Company and his execution of this Agreement and the Prior Employment Agreement has not breached, and the performance of his duties hereunder and thereunder will not and did not breach, any obligation owed by him to, or any agreement with, any prior employer or any other person.

              8.3. KEY EMPLOYEE INSURANCE. Company shall have the right at its expense to purchase insurance on the life of Executive, in such amounts as it shall from time to time determine, of which Company shall be the beneficiary. Executive shall submit to such physical examinations as may reasonably be required and shall otherwise cooperate with Company in obtaining such insurance.

              8.4. ASSIGNMENT; BENEFIT. This Agreement shall not be assignable by Executive, other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this
Section 8.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              8.5 NOTICES. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram or telefax (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                           If to Company:

                           Integra LifeSciences Holdings Corporation
                           311C Enterprise Drive
                           Plainsboro, NJ  08536
                           Attention:  Chairman
                           (with a copy to the Company's General Counsel)
                           Facsimile:  (609) 799-3297

                           If to Executive:

                           Stuart M. Essig
                           26 Coniston Court
                           Princeton, NJ 08540
                           Facsimile:  (609) 924-7264


                  8.6      TERMINATION PROCEDURES.


              (a) Any termination of Executive's employment by the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.5. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

              (b) "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of death, (ii) if Executive's employment is terminated pursuant to Section 4.2, thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), or (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination; provided that in the event of a termination for Good Reason, the Date of Termination shall not be prior to the expiration of any remedy period with respect to Good Reason in Section 4.4(b).

              8.7 ENTIRE AGREEMENT AND MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto, including without limitation the Prior Employment Agreement which is hereby terminated; PROVIDED, that nothing herein shall affect the validity or enforceability of the Original Company Stock Option, the Original Restricted Units Agreement (and the Original Restricted Units evidenced thereby) or the Original Registration Rights Provisions, each of which is in full force and effect on the date hereof (provided that all references in the Original Restricted Units Agreement and the Original Company Stock Option to "Employment Agreement" shall hereafter mean this Agreement and not the Prior Employment Agreement). No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

              8.8 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law.

              8.9 WITHHOLDING. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

              8.10 HEADINGS; COUNTERPARTS. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

              8.11 FURTHER ASSURANCES. Each of the parties hereto shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.

              8.12 SHAREHOLDER APPROVAL. The Company represents and warrants to Executive that no shareholder approval is required for the Company to enter into this Agreement (or the Prior Employment Agreement) and provide the benefits hereunder (or thereunder), or that such shareholder approval has been obtained.

              8.13 NONCONTRAVENTION. The Company represents that the Company is not prevented from entering into or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or certificate of incorporation, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's abilities to enter into or perform this Agreement.

              8.14 SURVIVORSHIP. The respective rights and obligations of the Company and Executive hereunder shall survive any termination of this Agreement or Executive's employment to the extent necessary for the intended preservation of such rights and obligations.

              8.15 VALIDITY. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in force and effect.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      INTEGRA LIFESCIENCES HOLDINGS CORPORATION


                                      By:/s/ Richard E. Caruso
                                         --------------------------
                                      Richard E. Caruso, Chairman


                                      /s/ Stuart M. Essig
                                      -----------------------------------
                                      STUART M. ESSIG